Exhibit 4.7
SUBSCRIPTION RIGHTS CERTIFICATE CONTROL No.:	NUMBER OF SUBSCRIPTION RIGHTS:

THE TERMS AND CONDITIONS OF THE SUBSCRIPTION RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS DATED [•], 2011 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM COMPUTERSHARE TRUST COMPANY, N.A. (THE “SUBSCRIPTION AGENT”) OR FROM THE COMPANY.

KEYSTONE CONSOLIDATED INDUSTRIES, INC.
Incorporated under the laws of the State of Delaware

NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Shares of Common Stock, Par Value $0.01 Per Share,
of Keystone Consolidated Industries, Inc.

Subscription Price:  $[•] per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE
5:00 P.M., NEW YORK CITY TIME, ON [•], 2011, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Subscription Rights”) set forth above.  Each whole Subscription Right entitles the holder thereof to subscribe for and purchase 0.25 shares of common stock, with a par value of $0.01 per share (“Common Stock”), of Keystone Consolidated Industries, Inc., a Delaware corporation, at a subscription price of $[•] per share (the “Basic Subscription Right”), pursuant to a subscription rights offering (the “Subscription Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Keystone Consolidated Industries, Inc. Subscription Rights Certificate” accompanying this Subscription Rights Certificate.  If any shares of Common Stock available for purchase in the Subscription Rights Offering are not purchased by other holders of Subscription Rights pursuant to the exercise of their Basic Subscription Rights (the “Excess Shares”), any Subscription Rights holder that exercises its Basic Subscription Rights in full may subscribe for any or all of the Excess Shares pursuant to the terms and conditions of the Subscription Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”).

The Subscription Rights represented by this Subscription Rights Certificate may be exercised by completing Forms 1 and 3 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each share of Common Stock in accordance with the “Instructions as to Use of Keystone Consolidated Industries, Inc. Subscription Rights Certificate” that accompanies this Subscription Rights Certificate.

Regulatory Limitation.  All Subscription Rights issued to a holder of record who would, in the Company’s opinion, be required to obtain prior clearance or approval from any state, federal, or non-U.S. regulatory authority for the ownership or exercise of Subscription Rights or the ownership of additional shares of Common Stock are null and void and may not be held or exercised by any such holder, unless such required prior clearance or approval has been obtained.

IMPORTANT: PLEASE READ THE PROSPECTUS AND THE INSTRUCTIONS CAREFULLY.

The holder subscribes for the number of shares of Common Stock indicated on the form upon the terms and conditions specified in the Prospectus relating thereto.  Receipt of the Prospectus is hereby acknowledged.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of Keystone Consolidated Industries, Inc. and the signatures of its duly authorized officers.

Dated:

	Bert E. Downing, Jr. Vice President, Chief Financial Officer	Sandra K. Myers Secretary

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

To exercise your Subscription Rights, this Subscription Rights Certificate or a Notice of Guaranteed Delivery for Subscription Rights Certificate must be received by the Subscription Agent, Computershare Trust Company, N.A., together with full payment of the Subscription Price for the shares of Common Stock subscribed for pursuant to both the Basic Subscription Right and the Over-Subscription Privilege, prior to the expiration of the Subscription Rights Offering.  Payment of the Subscription Price must be made by check or bank draft drawn upon a United States bank or postal, telegraphic or express money order payable to “Computershare Trust Company, N.A., as Subscription Agent.”  This completed and executed Subscription Rights Certificate and full payment of the Subscription Price must be delivered to the Subscription Agent by one of the following methods:

By First Class Mail:	By Registered or Certified Mail, or Overnight Delivery:
Computershare Trust Company, N.A. c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. c/o Voluntary Corporate Actions Suite V 250 Royall Street Canton, MA 02021

Delivery of this Subscription Rights Certificate or the Subscription Price payment to an address other than one of the addresses listed above shall not constitute valid delivery.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

FORM 1 - EXERCISE OF SUBSCRIPTION RIGHTS
To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3.  To subscribe for shares pursuant to your Over-Subscription Privilege, please also complete line (b) and sign under Form 3.  To the extent you subscribe for more shares of Common Stock than you are entitled under either the Basic Subscription Right or the Over-Subscription Privilege, you will be deemed to have elected to purchase the maximum number of shares of Common Stock for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Privilege, as applicable.
(a)  EXERCISE OF BASIC SUBSCRIPTION PRIVILEGE
I elect to exercise my Basic Subscription Right to purchase _________ shares of Common Stock* X the Subscription Price of $[•] per share
= $________________.
(b)   EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE
I elect to exercise my Over-Subscription Privilege to purchase _________ shares of Common Stock** X the Subscription Price of $10.00 per share
= $________________.
(c)  TOTAL AMOUNT OF PAYMENT ENCLOSED = $ _________________
___________________________
*    May not exceed the  number of Subscription Rights listed on the face of this Subscription Rights Certificate.
**  You may only exercise your Over-Subscription Privilege if you fully exercise your Basic Subscription Right.

FORM 2 - DELIVERY TO DIFFERENT ADDRESS
If you wish for the Common Stock underlying your Subscription Rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.
___________________________________________________________________
___________________________________________________________________

FORM 3 - SIGNATURE
I acknowledge that I have received the Prospectus for this Subscription Rights Offering and I hereby subscribe for the number of shares indicated in Form 1 on the terms and conditions specified in the Prospectus.
This form must be signed by the registered holder(s) exactly as their name(s) appear(s) on the certificate(s) or by person(s) authorized to sign on behalf of the registered holder(s) by documents transmitted herewith.
Signature(s):   ____________________________________________________
                        ____________________________________________________
                        ____________________________________________________
Date: __________________________, 2011
Daytime Telephone Number: ________________________________________
FORM 4 - SIGNATURE GUARANTEE
This form must be completed if you have completed any portion of Form 2.
Signature Guaranteed: ______________________________________________
 (Name of Bank or Firm)
By: ______________________________________________
      (Signature of Officer)
IMPORTANT:  The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNITED STATES AND THE LAWS OF THE STATES IN THE UNITED STATES. RESIDENTS OR OTHER JURISDICTIONS MAY NOT PURCHASE THE SECURITIES OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH SECURITIES ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.

For instructions on the use of this Subscription Rights Certificate, consult the Subscription Agent, Computershare Trust Company, N.A., at c/o Voluntary Corporate Actions, P.O. Box 4301, Providence, RI 02940-3011, or (781) 575-2332, or our investor relations department at 5430 LBJ Freeway, Suite 1740, Three Lincoln Centre, Dallas, TX 75240, or (972) 458-0028.EDIETS.COM, INC. AT (310) 954 -1105.

THIS RIGHTS OFFERING EXPIRES AT 5:00 P.M., NEW YORK CITY TIME, ON [•], 2011 UNLESS EXTENDED, AND THIS SUBSCRIPTION RIGHTS CERTIFICATE IS VOID THEREAFTER